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EXHIBIT 21  -  SUBSIDIARIES OF ROPER INDUSTRIES, INC.
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                                                          STATE OF JURISDICTION
                                                          ---------------------
NAME OF SUBSIDIARY                                        OF INCORPORATION
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Amot Controls Corporation                                 Delaware
Amot Controls Ltd.                                        United Kingdom
Amot Controls, S.A.                                       Switzerland
Amot Investments Ltd.                                     United Kingdom
Amot/Metrix Investment Company                            Delaware
Amot Sales Corporation                                    Delaware
Compressor Controls Corporation (an Iowa Corporation)     Iowa
Compressor Controls Corporation (a Delaware Corporation
d/b/a Compressor Controls Corporation - CIS/EE in Iowa)   Delaware
Cornell Pump Company                                      Delaware
Cornell Pump Manufacturing Corporation                    Delaware
Fluid Metering, Inc.                                      Delaware
Gatan International, Inc.                                 Pennsylvania
Gatan, Inc.                                               Pennsylvania
Gatan Service Corporation                                 Pennsylvania
Gatan Limited                                             United Kingdom
Gatan GmbH                                                Germany
Integrated Designs, Inc.                                  Delaware
Integrated Designs, L.P.                                  Delaware
ISL Holdings, S.A.                                        France
ISL Instrumentation Ltd.                                  United Kingdom
ISL International, Inc.                                   Delaware
ISL North America, Inc.                                   Delaware
ISL Scientifique de Laboratoire - ISL, S.A.               France
ISL South America Representacoes, LTDA                    Brazil
Metrix Instrument Co., L.P.                               Delaware
Molecular Imaging Corporation                             Arizona
Prex Corporation                                          Delaware
Prex L.P.                                                 Delaware
Roper Holdings, Inc.                                      Delaware
Roper Industrial Products Investment Co.                  Iowa
Roper Industries Europe Ltd.                              United Kingdom
Roper International, Inc.                                 Delaware
Roper International Products Ltd.                         Virgin Islands
Roper Pump Company                                        Delaware
Uson Corporation                                          Delaware
Uson L.P.                                                 Delaware